Exhibit 5.2

December 22, 2011

SeaCube Container Leasing Ltd.
1 Maynard Drive
Park Ridge, New Jersey 07656

	Re:	SeaCube Container Leasing Ltd.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special U.S. counsel to SeaCube Container Leasing Ltd., a Bermuda exempted company (the “Company”), in connection with the registration statement on Form S-3, to be filed on the date hereof by the Company (together, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) common shares, par value $0.01 per share, of the Company (the “Common Shares”), to be issued and sold by the Company (the “Primary Shares”); (ii) preference shares, par value $0.01 per share, of the Company, to be issued in one or more series (the “Preference Shares”); (iii) depositary receipts (the “Receipts”) representing interests in a series of Preference Shares, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and one or more depositaries to be named in the applicable Deposit Agreements (each, a “Depositary”); (iv) debt securities of the Company (the “Debt Securities”), which may be issued in one or more series under the indenture relating to the Debt Securities (the “Indenture”), proposed to be entered into between the Company and an indenture trustee to be named in the Indenture (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement; (v) warrants (the “Warrants”) to purchase Common Shares, Preference Shares or Debt Securities as shall be designated by the Company at the time of the offering issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named in the applicable Warrant Agreements (each, a “Warrant Agent”); (vi) subscription rights (the “Subscription Rights”) to purchase Common Shares, Preference Shares, Debt Securities or other securities which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into between the Company and one or more subscription agents to be named in the applicable Subscription Rights Agreements (each, a “Subscription Agent”); (vii) purchase contracts (the “Purchase Contracts”), entitling or obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, equity securities or debt securities issued by the Company or third parties at a future date or dates, which may be issued under one or more purchase contract agreements proposed to be entered into by the Company and one or more purchase contract agents to be named in the applicable purchase contract agreements (each, a “Purchase Contract Agent”); (viii) purchase units (the “Purchase Units”), each consisting of a Purchase Contract and debt obligations of third parties, including U.S. Treasury securities, or other securities (or any combination of the foregoing), securing the holders’ obligations to purchase or to sell the securities under the applicable Purchase Contracts; (ix) such indeterminate amount and number of each class of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (collectively, “Indeterminate Securities”); and (x) up to 8,525,000 Common Shares to be sold by certain stockholders (the “Selling Stockholders”) of the Company (the “Secondary Shares”). The Primary Shares, the Preference Shares, the Secondary Shares, the Depositary Shares, the Debt Securities, the Warrants, the Subscription Rights, the Purchase Contracts, the Purchase Units and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement relating to the Offered Securities and (ii) the form of Indenture, which is filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto (including the Company) have been duly organized and are and will continue to be validly existing and in good standing, and have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of incorporation or organization, and had or will have the power, corporate or other, to enter into and perform all obligations thereunder. We have also assumed that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of Bermuda) in connection with the transactions contemplated by, and the performance of its obligations with respect to the issuance of the Offered Securities. We have also assumed that the Debt Securities and the Indenture will be executed and delivered in substantially the form reviewed by us. We have also assumed that the Indenture and each Deposit Agreement, Warrant Agreement, Subscription Right Agreement, Purchase Contract and Purchase Unit will be duly authorized, executed and delivered by the applicable Trustee, Depositary, Warrant Agent, Subscription Agent or Purchase Contract Agent, as the case may be, and that each Debt Security, Receipt, Warrant, Subscription Rights Certificate, Purchase Contract or Purchase Unit that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, Depositary, Warrant Agent, Subscription Agent or Purchase Contract Agent, as the case may be. We have also assumed that New York law will be chosen to govern the Indenture, the Warrant Agreements, the Deposit Agreements, the Subscription Rights Agreements, the Purchase Contracts and the Purchase Units, and that such choice is a valid and legal provision.

In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under the Indenture and each Deposit Agreement, Warrant Agreement, Subscription Rights Agreement, Purchase Contract, and Purchase Unit, will not violate, conflict with or constitute a default under (i) the memorandum of association or the bye-laws of the Company, or any agreement or instrument to which the Company or its assets are subject, except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments listed on the exhibit index in Part II of the Registration Statement; (ii) any law, rule or regulation to which the Company or its assets is subject, except that we do not make the assumption set forth in this clause (ii) with respect to Applicable Law (as defined below); (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) the Company has duly authorized the filing of the Registration Statement under Bermuda law; (ii) prior to the issuance of any Offered Securities, the Company will have duly authorized the issuance and terms of the Offered Securities under Bermuda law; (iii) prior to the issuance of any Offered Securities, the Indenture and each Deposit Agreement, Warrant Agreement, Subscription Rights Agreement, Purchase Contract, and Purchase Unit, will be duly authorized, executed and delivered by the Company under Bermuda law; and (iv) the Company has and will have otherwise complied with all aspects of the laws of Bermuda in connection with the issuance of the Offered Securities as contemplated by the Registration Statement. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others..

Our opinions set forth herein are limited to the laws of the State of New York and the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Applicable Law”). We do not express any opinion with respect to the law of any jurisdiction other than Applicable Law or as to the effect of the law of any jurisdiction other than Applicable Law on the opinions herein stated. The Offered Securities may be issued from time to time on a immediate, delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The opinions set forth below are subject to the following qualifications, further assumptions and limitations: (i) the validity or enforcement of any agreements or instruments may be limited by requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (ii) the validity or enforcement of any agreements or instruments may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1)                                           With respect to any Depositary Shares to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Preference Shares relating to such Offered Depositary Shares have been duly authorized for issuance; (v) the applicable Deposit Agreement has been duly executed and delivered; (vi) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Deposit Agreement to be filed on a Current Report on Form 8-K or an applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, and the Offered Depositary Shares have been delivered to the Depositary for deposit in accordance with the applicable Deposit Agreement; and (vii) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preference Shares with the Depositary in accordance with the applicable Deposit Agreement, such Deposit Agreement and Depositary Shares will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2)                                           With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; and (iv) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preference Shares, Depositary Shares, Debt Securities, Warrants, Purchase Contracts or Purchase Units registered pursuant to the Registration Statement), when issued and sold in accordance with the Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies and (d) waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable.

3)                                           With respect to any series of Warrants offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Warrants (the “Offered Warrants”), when (i) the Registration Statement as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; and (iv) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed on a Current Report on Form 8-K or an applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

4)                                           With respect to any Subscription Rights offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Subscription Rights (the “Offered Subscription Rights”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Subscription Rights are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) Shares, Preferred Shares or other securities relating to such Offered Subscription Rights have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (v) the Subscription Right Certificates in the applicable form to be filed on a Current Report on Form 8-K or an applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto have been duly executed, delivered and countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the applicable Subscription Rights Agreement, the Subscription Rights Certificate and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5)                                           With respect to any Purchase Contracts offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Purchase Contracts (the “Offered Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Purchase Contracts are to be sold pursuant to firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; and (iv) the applicable Offered Purchase Contracts have been duly executed and delivered and duly issued and sold in the applicable form to be filed as an exhibit to a Current Report on Form 8-K or an applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Purchase Contracts, when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

6)                                           With respect to any Purchase Units offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Purchase Units (the “Offered Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Purchase Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) any Purchase Contracts and debt obligations of third parties, including U.S. Treasury securities, or other securities (or any combination of the foregoing) included in such Offered Purchase Units have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (v) the Offered Purchase Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Purchase Contract Agreement in the applicable form to be filed on a Current Report on Form 8-K or an applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Purchase Units, when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP